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                                                                      EXHIBIT 11


                               VARITY CORPORATION
                     PRIMARY EARNINGS PER SHARE COMPUTATIONS
                 (Dollars in millions except per share amounts)



                                                  Three months ended April 30,
                                                  ----------------------------
                                                            1996      1995
                                                           ------    ------
Income before discontinued operation . . . . . . . . . .    $22.0    $33.7

Preferred stock dividend entitlements. . . . . . . . . .      (.6)     (.6)
                                                           ------    ------
Income attributable to common stockholders before
  discontinued operation (A) . . . . . . . . . . . . . .     21.4      33.1

Earnings (loss) from discontinued operation (B). . . . .       --        .5
                                                           ------    ------
Net income attributable to common stockholders (C) . . .    $21.4     $33.6
                                                           ------    ------
                                                           ------    ------
Weighted average shares of common stock outstanding
  during the period (in thousands) . . . . . . . . . . .   39,377    40,977

  Common stock options . . . . . . . . . . . . . . . . .      333       405
                                                           ------    ------
Primary weighted average shares of common stock
  outstanding during the period (D). . . . . . . . . . .   39,710    41,382
                                                           ------    ------
                                                           ------    ------
Primary income per share of common stock:

  Before discontinued operation (A DIVIDED BY D) . . . .     $.54      $.80

  Discontinued operation (B DIVIDED BY D). . . . . . . .       --       .01
                                                           ------    ------
  Net income (C DIVIDED BY D). . . . . . . . . . . . . .     $.54      $.81
                                                           ------    ------
                                                           ------    ------

Note: Fully diluted earnings per share computations are not presented as no significant dilution exists.